Exhibit 99.1

FOR IMMEDIATE RELEASE

June 18, 2019

Strategic Storage Trust II, Inc. Reports 2019 First Quarter Results

LADERA RANCH, CA – June 18, 2019 – Strategic Storage Trust II, Inc. (“SST II”) announced increases in total revenues and net operating income (“NOI”), as part of its overall operating results for the three months ended March 31, 2019.

“January 2019 marks a new chapter for SST II as we executed the merger of SSGT into our portfolio, which now has 111 high-quality self storage properties with a combined value of approximately $1.4 billion,” said H. Michael Schwartz, CEO and chairman of the board of directors of SST II. “We believe the SSGT portfolio will provide us with significant growth potential into the future as many of these lease-up and development properties approach physical and economic stability.”

SSGT Merger

On January 24, 2019, SST II completed the merger of Strategic Storage Growth Trust, Inc. (“SSGT”). SSGT stockholders approved the transaction at a special meeting of stockholders held on January 18, 2019. Total consideration for the SSGT merger was approximately $350 million, which consisted of $12.00 per share in cash paid to the SSGT stockholders, issuance of limited partnership units in SST II’s operating partnership, and SSGT debt and other net liabilities assumed or repaid. In conjunction with the SSGT merger, SST II entered into new financings for an aggregate initial draw of approximately $500 million and repaid approximately $141 million of existing debt. Through the merger, SST II acquired 28 operating self storage facilities which had a physical occupancy of approximately 78% at the time of the merger (80% as of March 31, 2019), along with one development property in the Greater Toronto, Canada area and the rights to acquire another property under development in Gilbert, Arizona. While SST II has historically focused on stabilized properties, the SSGT merger adds growth oriented properties to SST II’s portfolio. Moreover, the addition of SSGT’s portfolio expands SST II’s geographic reach into three new states (Arizona, Massachusetts and Texas) and grows SST II’s existing presence in seven other states and Ontario, Canada.

While the SSGT portfolio generated positive operating income in the first quarter of 2019, the properties are not yet physically and/or economically stabilized. Furthermore, the Toronto and Gilbert developments will begin at 0% physical occupancy once each property opens, and the operating income from those properties will increase as each location leases up. Over the next 24 to 36 months, SST II believes the SSGT properties will provide accretive operating income and cash flows.  While the results of the SSGT merger and the associated increase in debt negatively impacted SST II’s results of operations in the current quarter, SST II anticipates improving results of operations in future quarters as the SSGT properties approach physical and/or economic stability.

First Quarter 2019 Highlights:

•	Increased total revenue by approximately $4.0 million, or 20%, when compared to the same period in 2018, primarily as a result of the SSGT merger.
•

Decreased same-store revenues by 0.8% compared to the same period in 2018. SST II adopted ASU 2019 2016-02 Leases (Topic 842) on January 1, 2019, which required bad debt expense to be reflected as a reduction of self storage revenue instead of as a property operating expense. If SST II had applied ASU 2016-02 to its 2018 results, same-store revenue would have increased approximately $0.1 million, or 0.6%.

•

Same-store annualized revenue per occupied square foot remained consistent, at approximately $15.73 for both the three months ended March 31, 2019 and 2018. If SST II had applied ASU 2019 2016-02 Leases (Topic 842)

to its 2018 results, annualized rent per occupied square foot would have increased approximately 1.4% for the three months ended March 31, 2019 when compared to the same period in 2018.
•	Reported same-store average physical occupancy of 87.9% for the three months ended March 31, 2019, compared to 88.7% during the same period in 2019.
•

Decreased same-store NOI by 4.7% compared to the same period in 2018, primarily attributable to increases in property operating expenses related to increased repairs and maintenance (primarily non-recurring snow removal and HVAC repairs), payroll and property taxes.

•

Modified funds from operations decreased by approximately $3.9 million, or 74%, when compared to the same period in 2018, primarily related to increases in interest expense as a result of the SSGT merger financing.

Potential Acquisition

Gilbert, Arizona

On January 24, 2019, SST II, by way of the SSGT merger, obtained the rights to acquire a property that is being developed into a self storage facility located in Gilbert, Arizona (the “Riggs Road Property”). The purchase price for the Riggs Road Property is $10 million, plus closing costs and acquisition fees. SST II expects the acquisition of the Riggs Road Property to close in the second or third quarter of 2019 after construction is complete and a certificate of occupancy has been issued. Once complete, the facility will have approximately 975 units and 97,000 rentable square feet.

Quarterly Distributions

On March 18, 2019, SST II’s board of directors declared a distribution rate for the second quarter of 2019 of $0.001644 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders of record of such shares as shown on their books at the close of business on each day during the period, commencing on April 1, 2019 and continuing on each day thereafter through and including June 30, 2019. In connection with this distribution, after the stockholder servicing fee is paid, approximately $0.0014 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2019 (Unaudited)	December 31, 2018
ASSETS
Real estate facilities:
Land	$332,461,393	$269,522,776
Buildings	770,768,742	507,580,145
Site improvements	59,488,022	43,193,105
	1,162,718,157	820,296,026
Accumulated depreciation	(61,223,043)	(54,264,685)
	1,101,495,114	766,031,341
Construction in process	7,084,957	130,383
Real estate facilities, net	1,108,580,071	766,161,724
Cash and cash equivalents	13,929,024	10,272,020
Restricted cash	5,957,748	3,740,188
Other assets, net	5,905,599	14,580,417
Debt issuance costs, net of accumulated amortization	—	36,907
Intangible assets, net of accumulated amortization	13,440,173	1,562,781
Total assets	$1,147,812,615	$796,354,037
LIABILITIES AND EQUITY
Debt, net	$764,221,647	$406,084,103
Accounts payable and accrued liabilities	13,790,983	7,691,990
Due to affiliates	1,937,803	2,203,837
Distributions payable	2,922,647	2,890,395
Total liabilities	782,873,080	418,870,325
Commitments and contingencies
Redeemable common stock	34,146,207	32,226,815
Equity:
Strategic Storage Trust II, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 50,639,639 and 50,437,059 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	50,640	50,437
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,562,103 and 7,533,790 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	7,563	7,534
Additional paid-in capital	500,494,346	500,474,807
Distributions	(102,659,752)	(94,248,326)
Accumulated deficit	(71,231,711)	(62,340,153)
Accumulated other comprehensive income	95,942	1,390,354
Total Strategic Storage Trust II, Inc. equity	326,757,028	345,334,653
Noncontrolling interests in our Operating Partnership	4,036,300	(77,756)
Total equity	330,793,328	345,256,897
Total liabilities and equity	$1,147,812,615	$796,354,037

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Self storage rental revenue	$23,231,649	$19,432,415
Ancillary operating revenue	651,676	434,042
Total revenues	23,883,325	19,866,457
Operating expenses:
Property operating expenses	8,199,046	5,946,103
Property operating expenses – affiliates	3,224,716	2,556,377
General and administrative	1,654,184	1,202,934
Depreciation	6,868,408	5,066,544
Intangible amortization expense	1,726,976	1,180,502
Acquisition expenses – affiliates	38,941	8,305
Other property acquisition expenses	221,932	49,351
Total operating expenses	21,934,203	16,010,116
Operating income	1,949,122	3,856,341
Other income (expense):
Interest expense	(8,561,502)	(4,362,065)
Interest expense – accretion of fair market value of secured debt	32,468	114,360
Interest expense – debt issuance costs	(841,533)	(319,383)
Net loss on extinguishment of debt	(1,487,867)	—
Other	(39,005)	43,700
Net loss	(8,948,317)	(667,047)
Net loss attributable to the noncontrolling interests in our Operating Partnership	56,759	5,844
Net loss attributable to Strategic Storage Trust II, Inc. common stockholders	$(8,891,558)	$(661,203)
Net loss per Class A share – basic and diluted	$(0.15)	$(0.01)
Net loss per Class T share – basic and diluted	$(0.15)	$(0.01)
Weighted average Class A shares outstanding – basic and diluted	50,506,558	49,501,089
Weighted average Class T shares outstanding – basic and diluted	7,545,712	7,375,319

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Net loss (attributable to common stockholders)	$(8,891,558)	$(661,203)
Add:
Depreciation of real estate	6,799,061	5,003,587
Amortization of intangible assets	1,726,976	1,180,502
Deduct:
Adjustment for noncontrolling interests	(52,057)	(54,240)
FFO (attributable to common stockholders)	(417,578)	5,468,646
Other Adjustments:
Acquisition expenses(1)	260,873	57,656
Accretion of fair market value of secured debt(2)	(32,468)	(114,360)
Net loss on extinguishment of debt(3)	1,487,867	—
Foreign currency and interest rate derivative (gains) losses, net(4)	90,883	(91,055)
Adjustment for noncontrolling interests	(12,123)	1,508
MFFO (attributable to common stockholders)	$1,377,454	$5,322,395

On January 24, 2019, SST II merged with SSGT, a REIT focused on opportunistic self storage properties, including development, and lease-up properties. Through the SSGT merger, SST II acquired 28 operating self storage facilities which had a physical occupancy of approximately 78% at acquisition (80% as of March 31, 2019), along with one development property in the Greater Toronto, Canada area and the rights to acquire another property under development in Gilbert, Arizona.  While the SSGT portfolio generated positive operating income in the first quarter of 2019, the properties are not yet physically and/or economically stabilized.  SST II’s 2019 results have been significantly impacted by the SSGT merger and additional debt incurred to finance such acquisition.

(1)

In evaluating investments in real estate, SST II differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, SST II believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of SST II’s properties. Acquisition fees and expenses include payments to SST II’s advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SST II, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from MFFO because SST II believes MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SST II’s normal operations. SST II is responsible for managing interest rate risk and do not rely on another party to manage such risk.

(3)

The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.  SST II believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of SST II’s operating performance.

(4)

This represents the mark-to-market adjustment for SST II’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SST II’s foreign equity investments not classified as long term. These derivative contracts are intended to manage the SST II’s exposure to interest rate and foreign currency risk which may not be reflective of SST II’s ongoing performance and may reflect unrealized impacts on SST II’s operating performance. Such amounts are recorded in “Other” within SST II’s consolidated statements of operations.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SST II’s operating results:

•	Interest expense - debt issuance costs of approximately $0.8 million and $0.3 million, respectively, were recognized for the three months ended March 31, 2019 and 2018.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SST II’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2018 excluding Centennial (which was a lease up facility during 2018), for the three months ended March 31, 2019 and 2018. SST II considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities					Non Same-Store Facilities			Total
	2019	2018		% Change		2019	2018	% Change	2019	2018	% Change
Revenue (2)	$19,569,900	$19,720,267		(0.8)%	(1)	$4,313,425	$146,190	N/M	$23,883,325	$19,866,457	20.2%
Property operating expenses (3)	7,456,540	7,012,549		6.3%	(1)	2,203,351	122,800	N/M	9,659,891	7,135,349	35.4%
Operating income	$12,113,360	$12,707,718		(4.7)%		$2,110,074	$23,390	N/M	$14,223,434	$12,731,108	11.7%
Number of facilities	82	82				30	1		112	83
Rentable square feet (4)	5,963,100	5,963,100				2,261,200	66,500		8,224,300	6,029,600
Average physical occupancy (5)	87.9%	88.7%				N/M	N/M		84.6%	88.5%
Annualized rent per occupied square foot (6)	$15.73	$15.73	(1)			N/M	N/M		$15.32	$15.70

N/M - Not meaningful

(1)

The adoption of ASU 2016-02 Leases (Topic 842) on January 1, 2019, requires SST II’s expected loss related to collectability of rental payments, previously reflected in property operating expenses as bad debt expense, to be reflected as a reduction to self storage rental revenue. If SST II had applied this ASU to SST II’s 2018 results, same-store revenue and property operating expenses for the three months ended March 31, 2018 would have been approximately $19.5 million and $6.8 million, respectively. This would have resulted in an increase in same-store revenue for the three months ended March 31, 2019 of approximately $0.1 million, or 0.6%, and an increase in same-store property operating expenses for the same period of approximately $0.7 million, or 10.4%.  In addition, annualized rent per occupied square foot would have been $15.51, resulting in an annual increase of approximately 1.4% for the three months ended March 31, 2019.

(2)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(3)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees.

(4)

Of the total rentable square feet, parking represented approximately 695,000 square feet and 540,000 square feet as of March 31, 2019 and 2018, respectively. On a same-store basis, for the same periods, parking represented approximately 540,000 square feet.

(5)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(6)

Determined by dividing the aggregate realized rental revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SST II has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SST II’s same-store property operating expenses increased by approximately $0.4 million for the three months ended March 31, 2019 compared to the three months ended March 31, 2018 primarily due to an increase in repairs and maintenance, payroll and property taxes, offset by approximately $0.3 million of bad debt expense recorded in property operating expenses for the three months ended March 31, 2018, prior to the adoption of ASU 2016-02.

The following table presents a reconciliation of net loss to operating income as presented on SST II’s consolidated statements of operations for the periods indicated:

	For the Three Months Ended March 31,
	2019	2018
Net loss	$(8,948,317)	$(667,047)
Adjusted to exclude:
Asset management fees (1)	1,763,871	1,367,131
General and administrative	1,654,184	1,202,934
Depreciation	6,868,408	5,066,544
Intangible amortization expense	1,726,976	1,180,502
Acquisition expenses—affiliates	38,941	8,305
Other property acquisition expenses	221,932	49,351
Interest expense	8,561,502	4,362,065
Interest expense—accretion of fair market value of secured debt	(32,468)	(114,360)
Interest expense—debt issuance costs	841,533	319,383
Net loss on extinguishment of debt	1,487,867	—
Other	39,005	(43,700)
Total property operating income	$14,223,434	$12,731,108

(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SST II defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SST II believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SST II believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SST II’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which SST II believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to SST II’s net income (loss) as determined under GAAP.

SST II defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SST II’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, SST II believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, SST II believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that SST II intends to have a relatively limited term of SST II’s operations; it could be difficult to recover any impairment charges through the eventual sale of the property. To date, SST II has not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, SST II believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of SST II’s performance to investors and to SST II’s management, and when compared year over year, reflects the impact on SST II’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or modified funds from operations (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating SST II’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses. Prior to January 1, 2018, when SST II adopted new accounting guidance, such costs were entirely expensed as operating expenses under GAAP. Subsequent to January 1, 2018, certain of such costs continue to be expensed. SST II believes these fees and expenses do not affect SST II’s overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenditures associated with that process, is a key feature of SST II’s business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, SST II believes that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. SST II has used the proceeds raised in SST II’s offering, including SST II’s DRP offering, to acquire properties, and SST II expects to begin the process of achieving a liquidity event (i.e., listing of SST II’s shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of SST II’s assets, or another similar transaction) within three to five years after the completion of SST II’s primary offering, which is generally comparable to other publicly registered, non-traded REITs. Thus, SST II does not intend to continuously purchase assets and intend to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of SST II’s board of directors. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-traded REITs and which SST II believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to SST II’s net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if SST II does not ultimately engage in a liquidity event. SST II believes that, because MFFO excludes any acquisition fees and expenses that affect their operations only in periods in which properties are acquired and that they considers more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of their operating performance after the period in which they are acquiring their properties and once their portfolio is in place. By providing MFFO, they believe they are presenting useful information that assists investors and analysts to better assess the sustainability of their operating performance after their primary offering has been completed and their properties have been acquired. SST II also believes that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-traded REIT industry. Further, they believe MFFO is useful in comparing the sustainability of their operating performance after their primary offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of SST II’s operating performance after their primary offering has been completed and properties have been acquired, as it excludes any acquisition fees and expenses that have a negative effect on SST II’s operating performance during the periods in which properties are acquired.

SST II defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments relating to contingent purchase price obligations included in net income, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

SST II’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, SST II excludes acquisition related expenses, the amortization of fair value adjustments related to debt, non-recurring gains or losses included in net income from the extinguishment or sale of debt, mark to market adjustments recorded in net income related to their derivatives, adjustments from changes in foreign currency rates, and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to SST II for the periods presented. Acquisition fees and expenses are paid in cash by SST II, and they have not set aside or put into escrow any specific amount of proceeds from their offering to be used to fund acquisition fees and expenses. SST II does not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurrence of acquisition fees and expenses. Acquisition fees and expenses include payments to SST II’s Advisor and third parties. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if SST II is not able to raise additional proceeds from their DRP offering or other offerings, this could result in them paying acquisition fees or reimbursing acquisition expenses due to their Advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or SST II may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, SST II views fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

SST II uses MFFO and the adjustments used to calculate it in order to evaluate SST II’s performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if SST II does not continue to operate in this manner. SST II believes that their use of MFFO and the adjustments used to calculate it allow them to present their performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of SST II’s offering and other financing sources and not from operations. By excluding any expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to their current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, SST II believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SST II’s performance, as an alternative to cash flows from operations, which is an indication of SST II’s liquidity, or indicative of funds available to fund our cash needs including SST II’s ability to make distributions to SST II’s stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of SST II’s performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SST II uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and we would have to adjust SST II’s calculation and characterization of FFO or MFFO.

About Strategic Storage Trust II, Inc. (“SST II”):

SST II is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio currently consists of 111 operating self storage facilities located in 17 states and Ontario, Canada, comprising approximately 70,000 self storage units and approximately 8.1 million net rentable square feet of storage space, and one development property in the Greater Toronto Area which will contain approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (“SmartStop”):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.9 billion of real estate assets under management, including 130 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 84,000 units and 9.7 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space. SmartStop is the sponsor of three public non-traded REITs: SST II and Strategic Storage Trust IV, Inc., both focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure and private placement offerings using a REIT structure. SmartStop has a track record of full cycle REIT liquidity events, including the all cash merger of Strategic Storage Trust, Inc. with Extra Space Storage in October 2015 for $13.75 per share and the all cash merger of Strategic Storage Growth Trust, Inc. with SST II in January 2019 for $12.00 per share. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the merger, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i)  risks related to disruption of management’s attention from SST II’s ongoing business operations due to merger or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of the merger in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities, including facilities acquired through the merger; (v) changes in global, political, economic, business, competitive and market conditions; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SST II’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SST II’s views as of the date on which such statements were made. SST II anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SST II’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SST II are described in the risk factors included in SST II’s filings with the SEC, including SST II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SST II expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.